EX-23                                                   CONSENT OF ACCOUNTANTS

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Freestar Technology Corporation


We consent to the incorporation by reference of our independent auditors' report dated October 16, 2003 on the consolidated balance sheets as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended June 30, 2003 and the period from May 25, 2001 (inception) to June 30, 2002 included in this Form 10-KSB/A, into the Company's previously filed Registration Statements S-8 POS (File No. 333-73032)


/s/ Stonefield Josephson, Inc.
Certified Public Accountants
Irvine, California
January 6, 2004